SOCIALIST REPUBLIC OF VIETNAM

Independence - Freedom - Happiness

AGREEMENT ON ACCEPTING ONLINE PAYMENT

SERVICE VIA VTC PAY E-WALLET AND LOCAL BANK ACCOUNTS

No. ............/2020/ND/ITC-…

Whereas:

-	Civil Code by the National Assembly of Socialist Republic of Vietnam on Nov24, 2015;
-	Commercial Law by the National Assembly of Socialist Republic of Vietnam on June 14, 2005;
-	Telecommunications Law by the National Assembly of Socialist Republic of Vietnam, through November 23, 2009;
-	Information Technology Law by the National Assembly of Socialist Republic of Vietnam on 29 August, 2006;
-	E-Transaction Law by the National Assembly of Socialist Republic of Vietnam, through November 29, 2005;
-	Demand and possibility of cooperation between parties.

Today, on Feb 15th, 2020, at the head office of VTC Technology and Digital Content Company, we are:

Party A: VTC TECHNOLOGY AND DIGITAL CONTENT COMPANY

Representative	:	Mr. Tran Hoang Minh
Position	:	Vice Director
(Under authorization letter No.05/UQ-ITC Dated 3rd April, 2019)
Phone:	:	(84.24) 44551530	Fax: (84.24) 36367728
Tax Code:	:	0100110006-028
Address :	:	23 Lac Trung Street, Hai Ba Trung District, Ha Noi, Vietnam
Account number	:	0651101076009
Open bank	:	Military Bank, Hai Ba Trung branches, Hanoi, Vietnam

Party B: HOTTAB ASSET VIETNAM COMPANY LIMITED

Representative	:	Ms. Ngo Thi Cham
ID card No.	:	001173021140
Place	:	Police Department on Administrative Management of Social Order
Position	:	Vice Director
		(Under authorized letter 20200115/2020/CV)
(Under authorization letter No.05/UQ-ITC Dated 3rd April, 2019)
Phone:	:	0976940899
Tax Code:	:	0108838460
Address :	:	No 57 Tran Quoc Toan Street, Tran Hung Dao Ward, Hoan Kiem District, Hanoi, Vietnam
Account	:	1014595801
Bank Name:	:	SHB Tran Hung Dao

(Party A and Party B will be hereinafter referred to individually as "Party" and collectively "Parties")

Also agreed to sign the Agreement to provide online payment service via VTC Pay subject to the terms and conditions as follows:

Article 1: Definitions

1.1.	VTC Pay: an mediate payment of VTC Intecom, under the license number operation 31/GP-NHNN dated 24th February 2016. VTC Pay be allowed to supply 03 type of services: (i) Online payment gateway service; (ii) pay on behalf and collect on behalf; (iii) e-wallet service.
1.2.	VTC Pay ewallet: an account who made the purchase of products and services and through VTC Pay gateway and e-wallet. An electronic identity account is provided by VTC Intecom at the address https://vtcpay.vn/, allows keeping a guaranteed monetary value equal to the deposit equivalent to the amount transferred from the bank's payment account at the bank to the payment guarantee account of VTC Intecom at the rate of 1: 1 and used as a means of non-cash payment.
1.3.	VTC Pay online payment gateway: is a service providing technical infrastructure to make the connection between the accepting units and banks to assist customers to make payments in e-commerce transactions, electronic bill payment and Other electronic payment services.
1.4.	Buyer: is the organization / individual buying products and services of Party B’s merchants through VTC Pay.
1.5.	Product and services: Products and services provided by Party B’s merchants, which under the Vietnamese law are not prohibited
1.6.	Online sales website: is websites belonging to the merchants engaged by Party B that allow customer can purchase products and services provided by the merchants engaged by Party B on these websites.
1.7.	Successful transactions: the transactions have successfully paid by customers to purchase products and services of Party B at merchants’ websites.
1.8.	Force majeure: all situations and events beyond the comparison of the including parties but not limited to natural disasters, war, decisions of competent bodies, affect the exercise or delay in the performance of its obligations under the contract between Parties.
1.9.	Working day: means the day of the week (except Saturday, Sunday and holidays, Vietnamese New Year in accordance with regulation of Vietnamese Government.)
1.10.	VTC Intecom: stands for VTC Technology and Digital Content Company.
1.11.	…: stands for …

Article 2. Cooperation contents

Party B integrates VTC Pay on apps and Online sales websites of the merchants engaged by Party B via the following payment methods:

2.1.	Making payment by VTC Pay e-wallet.
2.2.	Making payment by local bank accounts in Vietnam integrated with VTC Pay through Internet Banking.

Article 3. Technical connection

3.1	Party A provides technical documentations describing the methods and details of parameters to connect VTC Pay for Party B in order to support Party B to make surveys and modify systems to be able to offer Products and services and to match Party B’s connection standards.
3.2	Party B undertakes not to disclose, provide, or integrate specifications provided by Party A to any website other than Party B’s merchants’ online sales website without the prior written consent of Party A.
3.3	Party B will be responsible for investments in hardware, software, and communication lines to ensure continuous connectivity.

Article 4. The method of determining sales, payment and tax

4.1.	For reconciliation and determine sales:
-	Sales, service fee are specified in Appendix 01 attached to this Agreement.
-	Reconciliation Process, Reconciliation duration, form of Report On Output and Sales are specified in the Appendix attached to this Agreement.
-	The reconciliation between two parties shall be made in Vietnam Dong.
4.2.	Payments:

Transactions are made by customers will be temporary settled into Party B’s VTC account under this Agreement that is: 1014595801- SHB.

-	For each successful payment of the customer, Party A will transfer the purchase amount to VTC Pay e-wallet account of Party B (after deducting the fee of payment support service).
-	When Party B requests transfer from VTC Pay e-wallet account to bank account: Party A will transfer money to Party B within 03 (three) working days from the time Party B create the withdrawal order.
-	Invoice:

Ø  Party A will issue VAT invoice to Party B for service fees of the previous month within 03 (three) working days after Party A receives report on output and sales of online payment service via VTC Pay signed by both parties.

Ø  The form of report on output and sales of online payment service via VTC Pay is specified in Appendix 01 attached to this Contract.

Article 5. Rights and obligations of Party A

5.1. Rights of Party A:

-	Enjoy the support service fees paid under the provisions of this Agreement.
-	Require Party B to provide information-oriented implementation of service operations, marketing and promotion, customer care. (in case of any demand)

5.2. Obligations of Party A:

-	Ensure stable operation and accuracy of the VTC Pay system.
-	Provide truthful, correct & accurate information of online payment transactions for customers in accordance with this Agreement and take responsibility for the information they provide to Party B.
-	Reconciliation and make payment to Party B under the provisions of this Agreement and the appendices.
-	Coordinate with Party B to resolve complaint issues, customer complaints and/or investigation by the State management agency (if any).
-	Perform other responsibilities outlined in the Appendix to this Agreement.

Article 6. Rights and obligations of Party B

6.1. Rights of Party B

-	Enjoy support payment activities by Party A under the provisions in this Agreement.
-	Require Party A to provide the technical focal point for conducting and implementing connectivity for the sale of Products and services via the Online sales websites.

6.2. Obligations of Party B

-	Announcing fully and exactly on Party B’s website or relevant merchants’ websites: (i) information about products and services; (ii) policies for return/ exchange and warranty for the Products and servies; (iii) policies for delivery and other policies. (If any).
-	Check information related to successful payment transactions of buyers before handing/delivering Products and services. In case errors are detected, Party B has to immediately notify the buyer and Party A is obliged to handle & resolve the situation.
-	Ensure delivery to the customers according to the commitments on the website of Party B’s merchants. Party B shall or shall ensure that Party B’s merchants store documents, bill of sales or delivery bills, delivery notes signed by the Buyer, and other evidences to be able to resolve complaints & disputes. Party B shall solely be responsible if a complaint cannot be resolved due to lack of evidences.
-	Party B undertakes to refund the buyer in case of complaints & disputes where there is evidence of: (i) Buyer not receiving the item and Party B not having any evidence for the delivery of the Products and services to the Buyer; (ii) Buyer complains that the payment transaction is fraudulent/forged and Party B has evidence of delivery of the goods or services to the Buyer.
-	After comparing information & evidences provided by the Buyer and Party B and if Party A comes to the conclusion the complaint of the Buyer is accurate, Party A has the right to refund to the Buyer: The transacted amount including the support payment service fee that Party A is entitled to receive. If the balance in Party B’s VTC Pay account of is not sufficient, Party B wis obliged to top up the needed amount of money to the VTC Pay account and/or Party A has the right to deduct the respective amount from the payout for the latest period of payment- reconciliation.
-	Responsible for monthly reconciliation and confirmation towards Party A and to provide necessary documents to Party A to make monthly payments.
-	Coordinate with Party A to resolve complaints of customer or investigations of State management agencies (if any).
-	Perform other duties or merchants outlined in the appendices.

Article 7: Confidentiality and Intellectual Property

7.1.	Both parties commit to keep information provided by the other party and other information related to development and implementation cooperation confidential, unless the Parties have agree in writing or the disclosure has been requested by a State management agencies.
7.2.	Party A will provide to Party B username and password to login into the processing system of Party A. Party B shall keep the password secure. If Party A or Party B having changes in the responsible staff, either party may request the other party to change the provided account password. Any request to change the password must be implemented within 24 hours after receiving the written request of Party A or Party B.
7.3.	Both parties agree that Party B will not use the VTC Pay trademark owned by Party A in any form except in accordance with the purposes and requirements of this Agreement.

Article 8: Amendment and Termination of the Agreement.

8.1.	This Agreement and appendices of this Agreement can be modified any time by mutual agreement of the Parties in writing.
8.2.	This Agreement shall terminate in the following cases:
a.	If it expires without renewal; or
b.	If both parties agree to terminate the Agreement. In that case, both parties will agree on the specific conditions related to the termination of the Agreement; or
c.	If one of the two parties is liquidated, dissolved or suspended. In this case the Agreement will either end as agreed by both parties and / or in accordance with the provisions of current applicable law; or
d.	In case Force Majeure occurs outside the will of both parties and either Party cannot perform its obligations despite trying to overcome the situation; or
e.	if the termination of the Agreement is ordered according to the decision of the competent State authority.
8.3.	Either Party may unilaterally terminate the Agreement in the following cases:
a.	if the other party is in breach of its responsibilities as stipulated in the Agreement and does not repair or remedy the breach within 15 (fifteen) days after receiving notice of the breach from the aggrieved party.
b.	If a Party provides services that violate the provisions of the law of Vietnam.
c.	If the Agreement is unilaterally terminated by either Party in accordance with point a) above, the violator shall be liable for all direct damages to the aggrieved party.
8.4.	In case of termination of this Agreement under Clause 8.2 and Clause 8.3 above, the Parties shall continue to fulfill all outstanding obligations between the parties prior to the termination of the Agreement.

Article 9: Legal regulation and settlement of disputes.

9.1	The Agreement shall be interpreted & explained and shall be subject to the law of Vietnam.
9.2	In case any dispute or disagreement between the parties relating to the Agreement arises, the parties will try to resolve disputes through negotiation and mediation in good faith. In case the Parties fail to reach a consensus between the parties, any party has the right to submit the dispute resolved to a competent court. The competent court's decision will be final and shall have binding effect for the parties.

Article 10: Validity of the Agreement.

10.1.	This Agreement takes effect from the time of signature of the Contracting Parties till the end of 31st of December 2020. If neither party ordinarily terminates the Agreement with a written notice period of 30 (thirty) days before the Agreement expires, the Agreement will automatically be renewed for one consecutive (01) year.
10.2.	Neither party shall be authorized to transfer the rights and responsibilities regulated in this Agreement to any third party, unless it has the prior written approval by the other party.. All transfer must be notified in writing with a minimum notice period of 30 (thirty) days.
10.3.	Any changes to this Agreement must be agreed and signed by both parties in writing as new appendix of the Agreement. New appendices shall constitute an inseparable part of the Agreement and both Parties mutually agree to be obligated to perform any obligations stipulated in such appendices.
10.4.	The Agreement is executed in 03 (three) copies in English with the same legal value, Party A keeps 02 (two) copies, Party B keeps 01 (one) copy.

PARTY A VTC INTECOM Tran Hoang Minh	PARTY B HOTTAB

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APPENDIX 01

Reconciliation, FEES AND CONTACT

(Attached to the Agreement No. .........../2020/ND/ITC- on ……….. between VTC Intecom and HOTTAB)

Article 1: Reconciliation

1.1. Reconciliation duration

-	Since Party B sends a transfer request from VTC Pay e-wallet account to bank account, within 01 (one) working day, the two parties will compare the data and sign report on output and sales of online payment service via VTC Pay
-	Reconciliation duration: from 00:00:00 the first day of the month to 23:59:59 the last day of the month, Vietnam time.
•	Reconciliation Processes
-	Process: The responsible person of the two parties must sign report on output and sales of online payment service via VTC Pay according to the process: Party B sends the original data via e-mail the detailed record of the monthly transaction to Party A, Party A compare the figures of Party B and the data recorded on the billing system of Party A.
-	In case of data discrepancy, two Parties must check detail transaction. If two Parties cannot find the cause of data discrepancy, two Parties should have negotiation to complete the final transaction data based on willing cooperation.
•	Processing error transactions
-	If the Customer has paid and the systems of Party A acknowledge of Successful transactions, but the system of Party B do not acknowledge, Party B will resolve directly with Customer by herself, Party A will still transfer to Party B in accordance with the provisions of this Agreement and Appendices.
-	In case of the Customer has not paid and the system of Party A acknowledge the transaction is not successful, but the system of Party B has acknowledged a Successful transaction, the Party that discovered the error will immediately notify the other Party. Both Parties will check and review together, on the basis of collated information on the system of Party A, Party B system and the banking system. If the error comes from one Party’s system, that Party will be held responsible.

Article 2: Service fees

2.1. Service Fees:

No.	Fees	Payment methods (incude e-wallets and domestic banks)
1	Service fee	1.3% + 1.760 VNĐ/GD thành công
2	Withdrawal fee	5.000 VNĐ/GD rút tiền thành công
3	Registration fee	Miễn phí
4	Maintenance fee	Miễn phí

2.2. Service fees include transfer fees and 10% VAT.

Article 3: Sample record

REPORT ON OUTPUT AND SALES OF

ONLINE PAYMENT SERVICE VIA VTC PAY

From................. to .................

VTC Pay Account: ...........

-	Based on the Agreement No. ....../2020/ND/ITC-.. dated ……………… between VTC Intecom and …;
-	The two sides signed Report on Output and Sales of online payment service via VTC Pay in month ... .. year ...... as follows:
Date	Sales	Amount (VND)	Service fee (VND)	Revenue (VND)
	(1)	(2)	(3) = …%*(2)+1.760*(1)	(4) = (2) – (3)

Total

Note: Above total sales is included 10% VAT.

Total sales is: ............... VND (in words: ………………......... Vietnamdong).

Total fees is:………….. VND (in words: ………………......... Vietnamdong).

Total revenue for Party B………....VND

This Report is made to 03 (three) copies in English with the same legal value, Party A keeps 02 (two) copies and Party B keeps 01 (one) copy.

Signed on ... months ... years ... VTC INTECOM	Signed on ... months ... years ...

DIRECTOR	VTC PAY

Article 4: Implementation

4.1. This Appendix takes effect from …/2020 and is an inseparable part of the Agreement No. ........./2020/ND/ITC-… on …………… between VTC Intecom and HOTTAB.

4.2. This Appendix is made to 03 (three) copies in English of equal value, Party A keeps 02 (two) copies and Party B keeps 01 (one) copy.

Hanoi, …………………………………….

PARTY A VTC INTECOM Tran Hoang Minh	PARTY B HOTTAB

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